Exhibit 99.1

UNWIRED PLANET, INC. ANNOUNCES FOURTH QUARTER AND

FISCAL END 2013 FINANCIAL RESULTS

RENO, NV – August 15, 2013 – Unwired Planet, Inc. (UPIP) today announced financial results for the fourth quarter and fiscal end 2013.

“This past quarter we continued to build on our licensing efforts and have made significant progress in expanding the number of discussions underway,” said Eric Vetter, president and chief administrative officer of Unwired Planet. “In addition, at the end of June we executed a capital raise and in July we completed the transformation of our board of directors, both intended to support our long term IP strategy. With these changes in place, we believe we have fully transitioned the company to a licensing business.”

Simultaneously, Unwired Planet today announced the initiation of its Rights Offering, which will commence on Monday, August 19th, 2013. Shareholders of record as of 5:00 p.m., New York time, on July 8, 2013, will receive the Rights Offering prospectus and related materials from the Company’s information agent, Georgeson. Under the Rights Offering each shareholder of record has the option to purchase their proportionate share of the approximately 7.5M shares being offered at $1.66 per share. The Rights Offering period will be open until 5:00 p.m., New York time, on Monday, September 9th, 2013 unless we extend such period.

For more information on recent developments at Unwired Planet, please see our blog update posted today that can be found on the company’s website.

On a GAAP basis, net loss for the fourth fiscal quarter ended June 30, 2013 was $8.7 million, or $0.09 per share, compared with a net loss of $12.2 million, or $0.13 per share, in the prior quarter, and with a net income of $31.8 million, or $0.36 per diluted share, in the June quarter of the preceding year. Net loss for the fiscal year ended June 30, 2013 was $47.6 million, or $0.53 per share, compared with a net income of $14.6 million, or $0.17 per diluted share in the previous year.

On a non-GAAP basis, net loss for the fourth fiscal quarter ended June 30, 2013 was $6.5 million, or $0.07 per share, compared with a net loss of $5.8 million, or $0.06 per share, in the prior quarter, and with a net loss of $6.3 million, or $0.07 per share, in the June quarter of the preceding year. Net loss for the fiscal year ended June 30, 2013 was $26.4 million, or $0.29 per share, compared with a net loss of $4.3 million, or $0.05 per share in the previous year. Non-GAAP net loss excludes restructuring, stock-based compensation, strategic costs, discontinued operations, and the tax impact of these items.

A reconciliation between net income (loss) and net income (loss) per share on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Conference Call Information

Unwired Planet has scheduled a conference call for 5:00 p.m. eastern daylight time today to discuss its financial results for its fourth quarter and fiscal end 2013. Interested parties may access the conference call over the Internet through the company’s website at www.unwiredplanet.com or by telephone at 877-941-1429 or 480-629-9857 (international). A replay of the conference call will be available for three weeks (September 5, 2013), beginning at 5:00 p.m. PT on August 15, 2013 by calling 800-406-7325. The replay can be accessed internationally by calling 303-590-3030, access code: 4631190#.

A live webcast of the call, together with supplemental financial information, will also be available on the Investors section of Unwired Planet’s website at http://www.unwiredplant.com/investors. A replay will be available on the website for at least three months.

About Unwired Planet

Unwired Planet, Inc. (NASDAQ: UPIP) is the inventor of the Mobile Internet and a premier intellectual property company focused exclusively on the mobile industry. The company’s patent portfolio of more than 2,400 issued US and foreign patents includes technologies that allow mobile devices to connect to the Internet and enable mobile communications. The portfolio spans 2G, 3G, and 4G technologies, as well as cloud-based mobile applications and services. Unwired Planet’s portfolio includes patents related to key mobile technologies, including baseband mobile communications, mobile browsers, mobile advertising, push technology, maps and location based services, mobile application stores, social networking, mobile gaming, and mobile search. Unwired Planet is headquartered in Reno, Nevada.

Cautionary Note Regarding Forward Looking Statements

Any statements in this press release with respect to future events or expectations, including statements regarding the Company’s licensing activities and expectations regarding enhancing shareholder value are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Unwired Planet assumes no obligation to update the forward-looking statements included in this press release.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Unwired Planet’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Unwired Planet’s website at www.unwiredplanet.com.

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	June 30, 2013	June 30, 2012
Assets
Current Assets:
Cash and cash equivalents	$47,613	$39,709
Short-term investments	10,793	43,860
Restricted cash and investments	17,251	—
Accounts receivable, net	88	—
Prepaid and other current assets	420	3,960

Total current assets	76,165	87,529

Property and equipment, net	212	452
Long-term investments	—	9,423
Deposits and other assets	1,861	89

Total assets	$78,238	$97,493

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,317	$6,088
Accrued liabilities	3,876	4,161
Accrued legal	3,686	3,958
Accrued restructuring costs	594	12,871

Total current liabilities	10,473	27,078

Accrued restructuring costs, less current portion	259	827
Long term note payable	22,096	—
Other long term liabilities	1,485	959

Total liabilities	34,313	28,864

Stockholders’ equity	43,925	68,629

Total liabilities and stockholders’ equity	$78,238	$97,493

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Revenues:
Licensing Revenue	$106	$30	$4	$142	$15,050
Fee share	(21)	—	—	(21)	—

Net Revenue	85	30	4	121	15,050

Operating Expenses:
Sales and marketing expenses	$27	$4	239	109	614
Patent licensing expenses	4,705	2,861	4,623	16,281	13,089
General and administrative	4,960	8,350	2,527	21,451	7,651
Restructuring and other related costs	(77)	42	190	1,771	2,666

Total operating expenses	9,615	11,257	7,579	39,612	24,020

Operating loss from continuing operations	(9,530)	(11,227)	(7,575)	(39,491)	(8,970)
Interest and other income (expense), net	808	(1,043)	(258)	(146)	(469)

Net loss from continuing operations	(8,722)	(12,270)	(7,833)	(39,637)	(9,439)
Income taxes	42	—	(3,790)	42	(1,289)

Net loss from continuing operations	(8,764)	(12,270)	(4,043)	(39,679)	(8,150)

Gain (loss) on sale of discontinued operation	—	600	45,133	(150)	50,294
Discontinued operations, net	55	(514)	(9,237)	(7,784)	(27,577)

Net Income (loss)	$(8,709)	$(12,184)	$31,853	$(47,613)	$14,567

Basic and diluted net income (loss) per share from:
Continuing operations	$(0.10)	$(0.13)	$(0.05)	$(0.44)	$(0.09)
Discontinued operations	$—	$—	0.41	(0.09)	0.26

Net income (loss) per share	$(0.09)	$(0.13)	$0.36	$(0.53)	$0.17

Shares used in basic and diluted net income (loss) per share	92,078	91,018	88,200	90,843	86,354
Shares used in diluted net income (loss) per share	92,078	91,018	88,200	90,843	86,354

Stock-based compensation by category:
Sales and marketing	$—	$—	$15	$1	$15
Patent initiative	261	—	$43	261	$43
General and administrative	1,742	4,413	$613	6,888	$1,774
Discontinued operations	—	62	$3,554	624	$6,573

	$2,003	$4,475	$4,225	$7,774	$8,405

UNWIRED PLANET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Reconciliation between GAAP and Non-GAAP net loss:
Net income (loss)	$(8,709)	$(12,184)	$31,853	$(47,613)	$14,567
Exclude:
Restructuring costs	(77)	42	190	1,771	2,666
Stock-based compensation	2,003	4,413	671	7,150	1,832
Strategic costs	—	897	676	2,877	676
Post strategic costs	377	1,073	—	1,450	—
Discontinued operations, net of tax	(55)	(86)	(35,896)	7,934	(22,717)
Tax impact related to unusual transactions	—	—	(3,790)	42	(1,289)

Non-GAAP net loss	$(6,461)	$(5,845)	$(6,296)	$(26,389)	$(4,265)

GAAP net loss per share	$(0.09)	$(0.13)	$0.36	$(0.52)	$0.17
Exclude:
Restructuring costs	$—	$—	$—	$0.02	$0.03
Stock-based compensation	$0.02	$0.05	$0.01	$0.08	$0.02
Strategic costs	$—	$0.01	$0.01	$0.03	$0.01
Post strategic costs	$—	$0.01	$—	$0.02
Discontinued operations, net of tax	$—	$—	$(0.41)	$0.08	$(0.26)
Tax impact related to unusual transactions	$—	$—	$(0.04)	$—	$(0.02)

Non-GAAP net loss per share	$(0.07)	$(0.06)	$(0.07)	$(0.29)	$(0.05)

Shares used in computing net loss per share:
GAAP	92,078	91,018	88,200	90,843	86,354
Non-GAAP	92,078	91,018	88,200	90,843	86,354

Non-GAAP Measure

The Company’s stated results include the non-GAAP measures: non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP measures exclude certain items that generally are non-recurring events or are non-cash items that many other companies exclude, in order to compare Unwired Planet with other companies, such as stock-based compensation. These non-GAAP measures also exclude items which management does not consider in evaluating Unwired Planet’s on-going business, such as restructuring costs and discontinued operations. Unwired Planet considers non-GAAP net income (loss) to be an important metric because it provides a useful measure of the operational performance of Unwired Planet and is used by Unwired Planet’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Unwired Planet’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Twelve Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Operating activities:
Net income (loss)	$(8,709)	$(12,184)	$31,853	$(47,613)	$14,567
Loss/(gain) on sale of discontinued operation	—	(600)	(45,133)	150	(50,294)
Reconciling items:
Depreciation, amortization of intangibles and stock-based compensation	2,023	4,495	4,626	8,057	12,416
Non-cash restructuring charges	12	42	131	225	691
Non-cash tax benefits	—	—	(3,790)	—	(1,289)
Accelerated depreciation on restructured property and equipment	—	—	—	226	—
Provision for doubtful accounts	—	—	38	—	447
Other non-cash items, net	98	1,241	534	1,877	1,313
Changes in operating assets and liabilities	(1,277)	(25,243)	(8,676)	(32,867)	(21,479)

Net cash used for operating activities	(7,853)	(32,249)	(20,417)	(69,945)	(43,628)

Investing activities:
Purchases of property and equipment, net	(5)	(111)	—	(269)	(523)
Payment of settlement related to discontinued operation	—	—	—	(1,893)	(12,000)
Sale of discontinued operation, net	—	600	46,238	600	51,399
Proceeds from sales and maturities of investments, net	10,778	15,133	(15,031)	41,428	(4,709)

Release of restricted cash and investments	—	—	—		—

Net cash provided by investing activities	10,773	15,622	31,207	39,866	34,167

Financing activities:
Net proceeds from Note Payable	22,066	—	—	22,066	—
Net Proceeds from Registered Direct	14,785	—	—	14,785	—
Debt issuance costs	—	—	—	—	—
Equity offering costs	—	—	—	—	—
Treasury stock purchased	(575)	—	—	(575)	—
Net proceeds from issuance of common stock	175	254	1,093	1,707	1,904
Equity offering costs		—	—	—	—

Cash provided by financing activities	36,451	254	1,093	37,983	1,904

Net increase (decrease) in cash and cash equivalents	39,371	(16,373)	11,883	7,904	(7,557)
Cash and cash equivalents at beginning of period	8,242	24,615	27,826	39,709	47,266

Cash and cash equivalents at end of period, including discontinued operations	$47,613	$8,242	$39,709	$47,613	$39,709

For More Information:

Mike Bishop

The Blueshirt Group

mike@blueshirtgroup.com

Tel: 415-217-4968